UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 22, 2017

NEXPOINT CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01074	38-3926499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

Change Net Offering Price

On November 29, 2017, NexPoint Capital, Inc. (the “Company”) increased its public offering price from $10.42 per share to $10.47 per share. The increase in the public offering price was effective as of the Company’s November 29, 2017 closing and first applied to subscriptions received from November 22, 2017 through November 28, 2017.

In accordance with the Company’s previously disclosed share pricing policy, the Company’s net asset value per share of $9.63 determined as of November 27, 2017, is not above, nor more than 2.5% below, the Company’s offering price per share net of sales load.

Item 3.03	Material Modification to Rights of Security Holders

On November 22, 2017, the Company amended and restated its distribution reinvestment plan (the “DRP” and, as amended and restated, the “Amended DRP”). The Amended DRP will be effective as of, and will first apply to the reinvestment of cash distributions paid on or after, the termination of the Company’s public offering on February 14, 2018.

Under the DRP, cash distributions to participating stockholders are reinvested in additional shares of common stock of the Company (“Shares”) at a purchase price equal to 92% of the public offering price per Share in effect as of the date of issuance.

Under the Amended DRP, cash distributions to participating stockholders will be reinvested in additional Shares at a price determined by the Board of Directors, or a committee thereof, in its sole discretion, that is (i) not less than the net asset value per share of Common Stock determined in good faith by the Board of Directors or a committee thereof, in its sole discretion, immediately prior to the payment of the distribution (the “NAV Per Share”) and (ii) not more than 2.5% greater than the NAV Per Share as of such date. No other material terms of the DRP have been amended in connection with the Amended DRP.

The foregoing summary of the Amended DRP is qualified in its entirety by the full text of the Amended DRP, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01	Other Events

Closing of Public Offering

On November 22, 2017, the Board of Directors approved the closing of the Company’s public offering to new investors effective upon the expiration of the Company’s current registration statement on February 14, 2018.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Amended and Restated Distribution Reinvestment Plan of NexPoint Capital, Inc.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NexPoint Capital, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT CAPITAL, INC.

Date: November 29, 2017	By:	/s/ Frank Waterhouse
		Name:	Frank Waterhouse
		Title:	Principal Financial Officer, Principal Accounting Officer, and Treasurer